                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------


                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 31, 2001


                           COMMUNITY BANK SYSTEM, INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                     0-11716                  16-1213679
----------------------------   -----------------------      ----------------
(State or Other Jurisdiction   (Commission File Number)     (I.R.S. Employer
of Incorporation)                                          Identification No.)


5790 Widewaters Parkway, DeWitt, New York 13214                  13214
-----------------------------------------------                ---------
   (Address of Principal Executive Offices)                    (Zip code)



                        ---------------------------------
          (Former Name or Former Address, if Changed Since Last Report)
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      EXPLANATORY NOTE: This Amendment to the Current Report on Form 8-K of
Community Bank System, Inc., dated August 31, 2001, is being filed to amend Exhibits 99.1 (Restated Financial Statements) and 99.2 (Management's Discussion and Analysis of Financial Condition and Results of Operations) thereto as follows: (1) in Exhibit 99.1, the paragraph under the caption "Nature of Operations" was revised (page F-9); (2) in Exhibit 99.1, the caption that now reads "Interest on Loans and Reserve for Loan Losses" and the third paragraph under the caption were revised (page F-11); (3) in Exhibit 99.2, various tables were inserted to provide certain Guide III information (pages 2-13); (4) in
Exhibit 99.2, the paragraph immediately after the table setting forth the sensitivity of the loan amounts due after one year to charges in interest rates under the caption "Financial Condition--Loans" was revised (page 4); (5) in
Exhibit 99.2, the fourth and sixth paragraphs under the caption "Operating Results--Net Interest Income" were revised (pages 7 and 8); (6) in Exhibit 99.2, the fourth paragraph under the caption "Operating Results--Other Expenses" was revised (page 11); and (7) in Exhibit 99.2, new third and fourth paragraphs were inserted under the caption "Liquidity" (page 14).

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)   Exhibits.


            Exhibit No.                  Description
            -----------                  -----------
              99.1            Restated Consolidated Financial
                              Statements of Community Bank System, Inc. as of
                              December 31, 1999 and 2000, and for each of the
                              years in the three-year period ended December
                              31, 2000, as amended

              99.2            Management's Discussion and Analysis of
                              Financial Condition and Results of Operations, as amended

              99.3            Consent of PricewaterhouseCoopers LLP

              99.4            Consent of KPMG LLP

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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    COMMUNITY BANK SYSTEM, INC.

                                    By: /s/ David G. Wallace
                                        ----------------------------------------
                                        Name: David G. Wallace
                                        Title: Treasurer